Exhibit 99.1

Scripps reports first-quarter 2018 results

May 7, 2018

CINCINNATI - The E.W. Scripps Company (NYSE: SSP) today reported solid operating results for the first quarter of 2018 and provided an update on its comprehensive performance-improvement plan, which is gaining significant momentum toward creating meaningful value for its shareholders in the near- and long-term.

For the quarter, total revenue was $254 million compared to $198 million in first-quarter 2017.

For the quarter, loss from continuing operations was $8.6 million or 10 cents per share. In the prior-year quarter, loss from continuing operations was $2.7 million or 3 cents per share. The current-year quarter included $3.8 million of restructuring charges, which increased the loss from continuing operations by $2.8 million or 3 cents per share.

Business highlights

•
In the Local Media segment, the number of subscribers to over-the-top services in Scripps markets grew to 350,000 by year end, driving retransmission revenue by adding to our traditional cable and satellite subscriber counts, which remained stable through the end of the year.

•
The Emmy Award-nominated daytime talker “Pickler & Ben” has cleared 150 markets for its second season, up from 38 in season one. Audiences in Boston, Atlanta, Seattle, Minneapolis and other cities outside Scripps’ footprint will enjoy the show for the first time this September.

•	The National Media segment marked its second consecutive quarter of profitability, with $2 million in segment profit in the first quarter.

•
The Katz networks continue to expand their national footprints, with each of the four networks now reaching over 90 percent of the U.S.: Bounce reaches 91 percent of U.S. households while Grit reaches 90 percent and Laff and Escape each reach 93 percent.

•
Revenue at Newsy more than tripled from the prior-year period, driven primarily by over-the-top advertising. Continuing to grow its cable distribution, Newsy is on track toward its goal of signing contracts covering 40 million cable and satellite households by the end of 2018.

•
In March, Marvel released its “Wolverine: The Long Night” podcast exclusively on Stitcher Premium. Midroll also has announced a new partnership with Freakonomics author Stephen Dubner to co-produce his popular, long-running Freakonomics podcast and help him expand the Freakonomics brand in the Stitcher network.

•	On March 26, shareholders received a dividend of 5 cents per share. This marked Scripps’ first regular dividend in 10 years and a continued commitment to returning capital to shareholders.

•
The company remains on track to grow cash flow from operations by more than 40 percent from 2016 levels by 2020, improve margins by 400 basis points between 2018 and 2020 and realize costs savings of $10 million in 2018 and $30 million starting in 2019.

Commenting on the business highlights, Scripps President and CEO Adam Symson said:

“During the first quarter, we continued to see the tangible impact of our plan that improves our short-term performance and positions the company for long-term growth. We began the execution of our cost-cutting initiatives, are exploring potential television station swap opportunities and are divesting our radio stations. The aggressive plan we outlined in September is specific and actionable and will drive meaningful margin and cash-flow improvement.

“In our Local Media segment, retransmission revenue was impacted by a refund to an MVPD for several quarters of payments on subscribers for which they were not obligated to pay. We remain on track to meet our full-year retransmission revenue expectations.

“In the National Media division, we delivered our second consecutive quarter of positive segment profit, bolstered by the Katz networks. Their newly expanded reach combined with audience growth allow these audience-targeted networks to capture more premium advertising dollars and grow their contribution.

“Our next-generation national news network Newsy continues to expand its distribution across cable and over-the-top. A recent partnership with Politifact is one of several we expect will bring Newsy additional visibility, brand recognition and loyal followers. We continue to invest in Newsy and Midroll to capture the greatest long-term growth.

“On the capital allocation front, shareholders received their first regular quarterly dividend, allowing them to share in the immediate benefits of our company growth plans.”

First-quarter operating results
Revenue was $254 million, an increase of 28 percent from the first quarter of 2017. Revenue from the Katz networks, which were acquired in the fourth quarter of 2017, was $42.7 million.

Costs and expenses for segments, shared services and corporate were $235 million, up from $184 million in the year-ago period, primarily driven by higher network programming fees and the acquisition of Katz.

First-quarter results by segment compared to prior-period amounts were:

Local Media
In the first quarter of 2018, revenue from the Local Media group was $192 million, up 2.7 percent from the prior-year quarter.

Retransmission revenue increased 6.9 percent to $70.8 million. Retransmission revenue was affected by a one-time refund of $2.1 million to an MVPD that mistakenly overpaid us over several quarters in 2016 and 2017 on out-of-market subscribers.

Core advertising increased 0.2 percent.

Total segment expenses increased 3.7 percent to $160 million, primarily driven by increases in programming fees tied to network affiliation agreements.

First-quarter segment profit was $31.6 million, compared to $32.4 million in the year-ago quarter.

National Media
In the first quarter of 2018, revenue from the National Media division was $60.7 million, up from $9.7 million in the prior-year period. Revenue from Katz was $42.7 million. Excluding the impact of Katz, revenue increased 87 percent.

Expenses for National Media were $58.7 million, up from $13.6 million in the prior-year period. The increase was primarily driven by the acquisition of the Katz networks, which was completed in the fourth quarter of 2017.

First-quarter segment profit was $2 million, compared to a loss of $4 million in the 2017 quarter.

Financial condition
At the end of 2017, radio operations were classified as held for sale. The radio segment results are included in discontinued operations. All periods have been adjusted to reflect this presentation. Discontinued operations include a $20 million non-cash charge to write down the assets of our radio business to fair value.

On March 31, cash and cash equivalents totaled $130 million while total debt was $693 million.

During the quarter, the company repurchased 285,000 shares for $4.4 million. In November 2016, the board of directors authorized a $100 million share repurchase program that expires at the end of 2018. The company also made dividend payments totaling $4.1 million.

Looking ahead
Comparisons are to the same periods of 2017.

Second-quarter 2018
Local Media revenue	Up mid-single-digits
Retransmission revenue	Up about 10 percent
Local Media expense	Up high single digits
National Media revenue	In the low-to-mid $60 million range
National Media expense	In the low-to-mid $60 million range
Shared services and Corporate	About $14 million
Interest expense	Consistent with prior quarters
Pension expense	Consistent with prior quarters
Capex	Mid-to-high single-digit millions
Depreciation & amortization	About $15 million

Conference call
The senior management of The E.W. Scripps Company will discuss the company’s first-quarter results during a telephone conference call at 9 a.m. Eastern today. To access the live webcast, visit http://ir.scripps.com and find the link under “upcoming events.”

To access the conference call by telephone, dial (800) 230-1085 (U.S.) or (612) 288-0340 (international) approximately five minutes before the start of the call. Investors and analysts will need the name of the call (“Scripps earnings call”) to be granted access. Callers also will be asked to provide their name and company affiliation. The public is granted access to the conference call on a listen-only basis.

A replay line will be open from 11 a.m. Eastern time May 7 until 11:59 p.m. May 16. The domestic number to access the replay is (800) 475-6701 and the international number is (320) 365-3844. The access code for both numbers is 446775.

A replay of the conference call will be archived and available online for an extended period of time following the call. To access the audio replay, visit http://ir.scripps.com approximately four hours after the call, and the link can be found on that page under “audio/video links.”

Forward-looking statements
This document contains certain forward-looking statements related to the company's businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. Such forward-looking statements are made as of the date of this document and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties that may cause actual results and events to differ materially from such forward-looking statements is included in the company’s Form 10-K on file with the SEC in the section titled “Risk Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps
The E.W. Scripps Company (NYSE: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 33 television stations, Scripps is one of the nation’s largest independent TV station owners. Scripps runs an expanding collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Midroll Media; and fast-growing national broadcast networks Bounce, Grit, Escape and Laff. Scripps produces original programming including “Pickler & Ben,” runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company, 513-977-3763, Kari.wethington@scripps.com

THE E.W. SCRIPPS COMPANY
RESULTS OF OPERATIONS

	Three Months Ended March 31,
(in thousands, except per share data)	2018	2017

Operating revenues	$254,191	$198,475
Segment, shared services and corporate expenses	(234,875)	(184,414)
Restructuring costs	(3,807)	—
Depreciation and amortization of intangible assets	(15,420)	(13,861)
Gains (losses), net on disposal of property and equipment	(717)	(47)
Operating expenses	(254,819)	(198,322)
Operating income (loss)	(628)	153
Interest expense	(8,759)	(4,195)
Defined benefit pension plan expense	(1,388)	(3,467)
Miscellaneous, net	167	(879)
Income (loss) from continuing operations before income taxes	(10,608)	(8,388)
(Provision) benefit for income taxes	2,031	5,655
Income (loss) from continuing operations, net of tax	(8,577)	(2,733)
Income (loss) from discontinued operations, net of tax	(18,504)	794
Net income (loss)	(27,081)	(1,939)
Net income (loss) attributable to noncontrolling interest	(632)	—
Net income (loss) attributable to shareholders of The E.W. Scripps Company	$(26,449)	$(1,939)

Net income (loss) per basic share of common stock attributable to the shareholders of The E.W. Scripps Company:
Income (loss) from continuing operations	$(0.10)	$(0.03)
Income (loss) from discontinued operations	(0.23)	0.01
Net income (loss) per basic share of common stock attributable to the shareholders of The E.W. Scripps Company	$(0.33)	$(0.02)

Weighted average basic shares outstanding	81,554	82,079
See notes to results of operations.

Notes to Results of Operations
1. SEGMENT INFORMATION
We determine our business segments based upon our management and internal reporting structures, as well as the basis that our chief operating decision maker makes resource allocation decisions.
Effective December 31, 2017, we realigned our businesses into a new internal organization and began reporting to reflect this new structure. Under the new structure, we have the following reportable segments: Local Media, National Media and Other. We have recast the operating results for all periods to reflect this change.
Our Local Media segment includes our local broadcast stations and their related digital operations. It is comprised of fifteen ABC affiliates, five NBC affiliates, two FOX affiliates and two CBS affiliates. We also have two MyTV affiliates, one CW affiliate, one independent station and three Azteca America Spanish-language affiliates. Our Local Media segment earns revenue primarily from the sale of advertising to local, national and political advertisers and retransmission fees received from cable operators, telecommunications companies and satellite carriers. We also receive retransmission fees from over-the-top virtual MVPDs such as YouTubeTV, DirectTV Now and Sony Vue.

Our National Media segment includes our collection of national brands. Our national brands are Katz, Midroll, Newsy and other national brands. These operations earn revenue primarily through the sale of advertising.

We allocate a portion of certain corporate costs and expenses, including information technology, certain employee benefits and shared services, to our business segments. The allocations are generally amounts agreed upon by management, which may differ from an arms-length amount. Corporate assets are primarily cash and cash equivalents, restricted cash, property and equipment primarily used for corporate purposes and deferred income taxes.

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure called segment profit. Segment profit excludes interest, defined benefit pension plan expense, income taxes, depreciation and amortization, impairment charges, divested operating units, restructuring activities, investment results and certain other items that are included in net income (loss) determined in accordance with accounting principles generally accepted in the United States of America.

Information regarding the operating results of our business segments is as follows:

	Three Months Ended March 31,
(in thousands)	2018	2017	Change

Segment operating revenues:
Local Media	$192,059	$187,064	2.7%
National Media	60,721	9,687
Other	1,411	1,724	(18.2)%
Total operating revenues	$254,191	$198,475	28.1%

Segment profit (loss):
Local Media	$31,619	$32,351	(2.3)%
National Media	2,035	(3,957)
Other	(251)	249
Shared services and corporate	(14,087)	(14,582)	(3.4)%
Restructuring costs	(3,807)	—
Depreciation and amortization of intangible assets	(15,420)	(13,861)
Gains (losses), net on disposal of property and equipment	(717)	(47)
Interest expense	(8,759)	(4,195)
Defined benefit pension plan expense	(1,388)	(3,467)
Miscellaneous, net	167	(879)
Income (loss) from continuing operations before income taxes	$(10,608)	$(8,388)

Operating results for our Local Media segment were as follows:

	Three Months Ended March 31,
(in thousands)	2018	2017	Change

Segment operating revenues:
Core advertising	$116,010	$115,733	0.2%
Political	2,584	1,041
Retransmission	70,791	66,211	6.9%
Other	2,674	4,079	(34.4)%
Total operating revenues	192,059	187,064	2.7%
Segment costs and expenses:
Employee compensation and benefits	74,182	73,453	1.0%
Programming	53,145	44,935	18.3%
Other expenses	33,113	36,325	(8.8)%
Total costs and expenses	160,440	154,713	3.7%
Segment profit	$31,619	$32,351	(2.3)%
Operating results for our National Media segment were as follows:

	Three Months Ended March 31,
(in thousands)	2018	2017	Change

Segment operating revenues:
Katz	$42,650	$—
Midroll	10,985	6,513	68.7%
Newsy	3,657	1,202
Other	3,429	1,972	73.9%
Total operating revenues	60,721	9,687
Segment costs and expenses:
Employee compensation and benefits	12,719	6,505	95.5%
Programming	30,218	3,788
Other expenses	15,749	3,351
Total costs and expenses	58,686	13,644
Segment profit	$2,035	$(3,957)

2. CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	As of March 31, 2018	As of December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$130,385	$148,699
Other current assets	316,879	320,831
Assets held for sale — current	113,779	136,004
Total current assets	561,043	605,534
Investments	7,776	7,699
Property and equipment	212,040	209,995
Goodwill	755,949	755,949
Other intangible assets	418,653	425,975
Programming (less current portion)	87,136	85,269
Deferred income taxes	22,037	20,076
Miscellaneous	19,348	19,051
TOTAL ASSETS	$2,083,982	$2,129,548

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,770	$23,647
Unearned revenue	7,184	7,353
Current portion of long-term debt	5,656	5,656
Accrued expenses and other current liabilities	134,450	154,596
Liabilities held for sale — current	19,117	19,536
Total current liabilities	194,177	210,788
Long-term debt (less current portion)	687,106	687,619
Other liabilities (less current portion)	298,011	293,656
Total equity	904,688	937,485
TOTAL LIABILITIES AND EQUITY	$2,083,982	$2,129,548

3. EARNINGS PER SHARE (“EPS”)

Unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our RSUs, are considered participating securities for purposes of calculating EPS. Under the two-class method, we allocate a portion of net income to these participating securities and, therefore, exclude that income from the calculation of EPS for common stock. We do not allocate losses to the participating securities.

The following table presents information about basic and diluted weighted-average shares outstanding:

	Three Months Ended March 31,
(in thousands)	2018	2017

Numerator (for basic and diluted earnings per share)
Income (loss) from continuing operations, net of tax	$(8,577)	$(2,733)
Net income (loss) attributable to noncontrolling interests	632	—
Numerator for basic and diluted earnings per share from continuing operations attributable to the shareholders of The E.W. Scripps Company	$(7,945)	$(2,733)
Denominator
Basic weighted-average shares outstanding	81,554	82,079
Effective of dilutive securities:
Stock options held by employees and directors	—	—
Diluted weighted-average shares outstanding	81,554	82,079
Anti-dilutive securities (1)	1,677	1,397

(1)	Amount outstanding at balance sheet date, before application of the treasury stock method and not weighted for period outstanding.